SCHEDULE 14A
		       (Rule 14a-101)

	  INFORMATION REQUIRED IN PROXY STATEMENT
		  SCHEDULE 14A INFORMATION

  Proxy Statement pursuant to Section 14(a) of the Securities
		    Exchange Act of 1934


Filed by the Registrant				[X]

Filed by a party other than the Registrant	[ ]

Check the appropriate box:
--------------------------
[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only
	(as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

		      The Managers Funds
		      ------------------
	(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------
	[X]	No fee required.

	[ ]	Fee computed on table below per Exchange Act Rules
		14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction
		applies:

	(2)	Aggregate number of securities to which transaction
		applies:

	(3)	Per unit price or other underlying value of transaction
		computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

	[ ]	Fee paid previously with preliminary materials:

	[ ]	Check box if any part of the fee is offset as provided by
		Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

			TABLE OF CONTENTS
			=================




NOTICE OF SPECIAL MEETING OF SHAREHOLDERS			 1

INSTRUCTIONS FOR EXECUTING PROXY CARD			 	 2

PROXY STATEMENT							 3

ADDITIONAL INFORMATION						13

Appendixes
----------
Appendix A-Proposed Subadvisory					A-1

Appendix B-Principal Owners and Management Ownership		B-1



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 4,
2004 AT 10:00 A.M.
----------------------------------------------------------------

To Shareholders of Managers Special Equity Fund:

On March 4, 2004, The Managers Funds (the "Trust")will hold a special meeting of the shareholders of Managers Special Equity Fund (the "Fund") at the offices of The Managers Funds LLC (the "Manager"),40 Richards Avenue, Norwalk, Connecticut 06854. The special meeting will begin at 10:00 a.m., Eastern Time.

The meeting will be held for the following purpose:

  1. To approve the use of an affiliated subadvisor as a new subadvisor to Managers Special Equity Fund.

Only those shareholders that owned shares in the Fund at the close of business on January 14,2004 can vote at this meeting or any adjournments that may take place.


By Order of the Board of Trustees,

/s/ Donald S. Rumery
--------------------
Donald S. Rumery

Secretary

Norwalk, Connecticut
January 30, 2004


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN
PERSON OR BY PROXY.IF YOU DO NOT EXPECT TO ATTEND THE MEETING,
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY
CARD(S)IN THE POSTAGE PAID ENVELOPE OR BY FAX.YOU CAN ALSO VOTE
BY TELEPHONE OR ON THE INTERNET.

	       INSTRUCTIONS FOR EXECUTING PROXY CARD
	       -------------------------------------

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears
	on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the
	party signing should conform exactly to a name shown on the proxy card.

3.	All Other Accounts: The capacity of the individual signing
	the proxy card should be indicated unless it is reflected in the name of the proxy card. For example:



Registration 					Valid Signature
------------					---------------
Corporate Accounts
------------------
(1) ABC Corp.					(1) ABC Corp.
						    John Doe, Treasurer

(2) ABC Corp.					(2) John Doe, Treasurer
    c/o John Doe, Treasurer

(3) ABC Corp. Profit Sharing Plan 		(3) John Doe, Trustee

Trust Accounts
--------------
(1) ABC Trust 					(1) Jane Doe, Trustee

(2) Jane Doe, Trustee				(2) Jane Doe
    u/t/d 12/28/78

Custodial Accounts
------------------
(1) John Smith, Custodian			(1) John Smith
    f/b/o John Smith, Jr. UGMA

(2) John Smith, Jr.				(2) John Smith, Jr.,
						    Executor



			     MANAGERS
  			     --------

		   Managers Special Equity Fund
			40 Richards Avenue
		    Norwalk, Connecticut 06854
			   800-835-3879
		      www.managersfunds.com

			  PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 4, 2004

Introduction
------------
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Trustees") of The Managers Funds (the "Trust") for use at a special meeting and any adjournment (the "Meeting") of the shareholders of Managers Special Equity Fund (the "Fund") to be held at the offices of The Managers Funds LLC (the "Manager"), 40 Richards Avenue, Norwalk Connecticut, on March 4, 2004 at 10:00 a.m., Eastern Time.

The Trust is comprised of nine mutual funds, but only Managers Special Equity Fund is the subject of this proxy statement. The Fund is a separate series of the Trust. The Trust is a registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is organized as a Massachusetts business trust. The Manager, a subsidiary of Affiliated Managers Group, Inc. ("AMG") located at 600 Hale Street, Prides Crossing, MA 01965, serves as investment manager of the Fund and is responsible for the Fund's overall administration. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as the Fund's distributor.

The principal executive offices of the Trust are located at 40
Richards Avenue, Norwalk, Connecticut 06854. The enclosed proxy and this proxy statement are being sent to shareholders on or about January

30, 2004.

At the meeting, shareholders will be asked to act on the following:

 * Shareholders of the Fund will be asked to approve the proposed subadvisory agreement permitting the Trustees to hire Essex Investment Management Company, LLC ("Essex") as a new subadvisor to the Fund (the Proposal). The proposed subadvisory agreement is attached as Exhibit A to this proxy statement.

All properly executed proxy cards received prior to the Meeting will be voted at the Meeting in accordance with the marked instructions. Unless instructions are marked to the contrary, shares represented by the proxies will be voted FOR the proposal. Any shareholder may revoke his or her proxy card(s) at any time prior to the Meeting by (i) sending written notice of revocation to the Secretary of the Trust, (ii) the subsequent execution and return of another proxy prior to the Meeting, (iii) submitting a subsequent telephone vote, (iv) submitting a subsequent internet vote, or (v) being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. The persons designated as proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. The Board of Trustees of the Trust is not aware of any other matters to come before the Meeting.

Holders of record of the shares of the Fund at the close of business on January 14,2004 (the "Record Date"), as to any matter on which they are entitled to vote, will be entitled to one vote per share and a fractional vote on each fractional share on all business presented at the Meeting.

The Fund had 41,856,794 shares of beneficial interest outstanding as of the Record Date.

Under the By-Laws of the Trust, shares held by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows: (1) if only one person votes, his or her vote will bind all others;(2) if more than one person votes and such persons disagree as to any vote to be cast, the proxy will not be voted as to that item of business.

In the event that the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Meeting, the individuals named as proxies may propose one or more adjournments of the Meeting in accordance with the applicable law to permit further solicitation of proxies. A shareholder vote may be taken on the proposal in this proxy statement prior to such adjournment if sufficient votes have been received. Any such adjournment will require the affirmative vote of a majority of the shares present in person at the Meeting or represented by proxy.

The proposal requires the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present in person at the Meeting or represented by proxy, if holders of more than 50% of the shares of the Fund outstanding on the record date are present, in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund on the record date.

Abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted on the proposal because the beneficial owners have not given instructions) will be considered to be shares present at the Meeting, but not voting in favor of the proposal and will therefore have the effect of a "no" vote.

Shareholders can vote by marking the enclosed proxy card(s) and returning the card(s)in the postage-paid envelope. Shareholders can also vote by faxing their proxy card(s)to the Trust at (203) 831-4120. You can also vote by phone or internet by following the simple instructions provided on your proxy ballot. Any shareholder who has given a proxy has the right to revoke the proxy any time prior to its exercise:

  * By written notice of the proxy's revocation to the Secretary of the Trust at the above address prior to the Meeting;

  * By the subsequent execution and return of another proxy prior to the Meeting;

  * By submitting a subsequent telephone vote;

  * By submitting a subsequent internet vote; or

  * By being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting.

           PROPOSAL: To Consider the Approval of a
	   Subadvisory Agreement Between the Manager and Essex Investment Management Company, LLC ("Essex")


At the Meeting, the shareholders of Managers Special Equity Fund will consider the approval of a subadvisory agreement between the Manager and Essex, a proposed new subadvisor for Managers Special Equity Fund. If the Proposal is approved by shareholders, the new subadvisory agreement will become effective as soon as practicable thereafter.

The Trust and its Fund Management Agreement
-------------------------------------------
Managers Special Equity Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with the Manager dated April 1,1999 (the "Management Agreement"). Under the terms of the Management Agreement the Manager selects, subject to review and approval by the Trustees, one or more subadvisors (the "Subadvisors" and each a "Subadvisor") to manage the investment portfolio of the Fund, to review and monitor the performance of these Subadvisors on an ongoing basis, and to recommend changes in the roster of Subadvisors to the Trustees as appropriate. The Manager also allocates the Fund's assets among the Subadvisors for the Fund, if the Fund has more than one Subadvisor. The portion of the Fund's assets managed by a Subadvisor may be adjusted from time to time in the sole discretion of the Manager. The Manager also has general oversight of the Fund's investment program and administers its overall business operations, among other duties. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Subadvisors of the Fund. The Fund, therefore, pays no fees directly to the Subadvisors.

The Manager recommends to the Trustees Subadvisors for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Subadvisors' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Subadvisor, and the Manager does not expect to recommend frequent changes of Subadvisors.

At any given time, each Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Subadvisor (each such agreement, a "Subadvisory Agreement"). The
Subadvisors do not provide any services to the Fund under the Subadvisory Agreement except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Subadvisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940,as amended (the "1940 Act") and the rules thereunder.

Under the 1940 Act, a shareholder vote is generally required to approve a new subadvisory agreement involving a mutual fund. The Manager and the Trust have received an exemptive order from the U.S. Securities and Exchange Commission ("SEC") that permits the Trustees to approve subadvisory agreements between the Manager and subadvisors without obtaining shareholder approval. That order, however, requires shareholder approval for subadvisors that have certain affiliations with the Manager. The Manager has proposed that Essex be appointed as a new subadvisor to the Fund. Affiliated Managers Group, Inc.("AMG") owns substantially all interests in the Manager, and Essex is a majority-owned subsidiary of AMG. Accordingly, Essex is an affiliate of the Manager for purposes of the order. For this reason, shareholders of the Fund must approve the subadvisory agreement between the Manager and Essex if Essex is to serve as a subadvisor for the Fund.

The Subadvisory Agreements
--------------------------
Currently, the assets of the Fund are managed by four
Subadvisors: Westport Asset Management, Inc.("Westport"), Donald Smith & Co., Inc.("Donald Smith"),Skyline Asset Management, L.P.("Skyline") and Kern Capital Management LLC ("Kern") (together the "Current Subadvisors"). Each Current Subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that Current Subadvisor (each such agreement, a "Current Subadvisory Agreement"). Prior to December 22, 2003, a portion of the assets of the Fund was managed by Pilgrim Baxter & Associates, Ltd.

("Pilgrim"). At a meeting of the Board of Trustees held on December 19, 2003, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), discussed the actions taken by the Manager to terminate the subadvisory agreement with Pilgrim (the "Pilgrim Agreement") and to approve a new Subadvisory Agreement with Essex. At that meeting, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of the Manager to add Essex as a Subadvisor to the Fund and approved a subadvisory agreement for the Fund with Essex that would become effective upon approval by shareholders (the "Essex Agreement").

The decision to terminate the Pilgrim Agreement was made in response to concerns arising from recent disclosures and regulatory actions involving Pilgrim and senior management at Pilgrim, which in turn raised concerns with respect to the adequacy of Pilgrim's compliance programs and its ability to maintain quality investment personnel going forward. The Manager's recommendation to hire Essex was made after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style, and long-term performance record. The recommendation to hire Essex as one of the Fund's Subadvisors was based on the Manager's belief that Essex is a high quality investment advisor with a demonstrated ability to identify small company growth stocks, to analyze company earnings and to manage overall risk of a portfolio and would be appropriately suited to co-manage the Fund with the Fund's other Subadvisors, three of which are value managers and one of which is a growth manager. The Manager's recommendation was also based on its belief that the investment philosophy and strategy of any subadvisor should be consistent with the risk profile of the Fund. In this regard, the Manager determined that it was in the interest of the Fund's shareholders to add Essex as another small company growth-oriented subadvisor. The Manager believes that Essex's small company growth-oriented investment style is appropriately suited for the Fund and consistent with the Manager's desire to maintain focus (within a single Subadvisor) and diversification (across Subadvisors) for the Fund.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% of the Fund's average daily net assets. From this fee, the Manager pays Westport, Donald Smith, Skyline and Kern a fee of 0.50% of the average daily net assets under the Current Subadvisory Agreements. Pursuant to the Essex Agreement, the Manager would pay Essex a lower fee with respect to the average daily net assets of the portion of the Fund managed by Essex in excess of $100 million; i.e., the Manager will pay Essex a fee of 0.50% on the first $100 million of the average daily net assets of the portion of the Fund managed by Essex and 0.40% of the average daily net assets of the portion of the Fund managed by Essex in excess of $100 million. The Manager has agreed to waive a portion of its fee or reimburse expenses of the Fund commensurate with the savings in the fee payable to Essex, which is 0.10% of the average daily net assets of the portion of the Fund managed by Essex in excess of $100 million.

For the fiscal year ended December 31, 2003, the Fund paid the Manager $22,084,470, and the Manager paid $2,458,895 to Pilgrim, $2,620,361 to Westport, $2,124,390 to Donald Smith, $2,383,211 to
Skyline and $2,411,667 to Kern under their respective Current Subadvisory Agreements. If the Essex Agreement had been in effect for fiscal 2003, the total management fee payable by the Fund to the Manager would have been the same. The total amount of the subadvisory fees payable by the Manager to the Subadvisors would have been lower for the portion of the Fund's assets managed by Essex. Taking into account the Manager's undertaking to waive a portion of its fee or reimburse expenses of the Fund commensurate with the savings in the fee payable to Essex, the total management fee would have been $21,675,522.

Apart from the identity of the Subadvisor, the effective date, the renewal period and the lower fee payable to Essex, the Essex Agreement is substantially similar to the Current Subadvisory Agreements. A copy of the Essex Agreement is attached as Exhibit A.

Information About Essex
-----------------------
The following is a description of Essex, which is based on information provided by Essex.

Essex is a registered investment adviser located at 125 High Street, Boston, Massachusetts. Essex was formed in 1998 and is organized as a limited liability company. As of December 31, 2003, Essex had approximately $5.9 billion in assets under management. Essex is a subsidiary of AMG, a publicly-traded Delaware corporation which acquires majority interests in investment management firms, including the Manager. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

The name and principal occupation of the principal executive officers of Essex are set forth below. The address of each is that of Essex.



Name				Position
----				--------
Joseph C. McNay			Managing Principal and Chairman
Stephen D. Cutler 		Managing Principal and President
Christopher P. McConnell 	Managing Principal/CFO/
				   Compliance Officer
Malcolm MacColl 		Managing Principal



Essex acts as an investment advisor to another fund whose investment objectives are similar to the Fund's, as shown in the table below.


				Size of Fund
Name of Fund			(12/31/03)		Fee
------------			------------		---
Essex Aggressive Growth Fund	$ 80.7 million		1.00%



Essex's Investment Philosophy and Operations
---------------------------------------------
Essex's basic investment philosophy is that a company's revenue growth, future profitability, and cash flow drive share price performance. In particular, Essex looks for dynamic growth opportunities, characterized by new or emerging technologies or services, superior and accelerating growth, and improving margins and returns. The focus, therefore, is on fundamental research and the study of macroeconomic/industry trends in order to identify potential growth opportunities. Essex maintains compliance programs that monitor personal investing by its personnel and compliance with, among other matters, Fund investment restrictions and policies and procedures.


Portfolio Manager
-----------------
If shareholders approve the addition of Essex as a Subadvisor to the Fund, it is expected that Craig Lewis will be the portfolio manager for the portion of the Fund's assets managed by Essex.
Mr. Lewis is a Principal of, and a portfolio manager for, Essex, positions he has held with Essex since 2002. Mr.Lewis was a Senior Vice President of, and a portfolio manager for, Putnam
Investments, from 1998 to 2002.

Board of Trustees Recommendation
--------------------------------
On December 19, 2003, the Board of Trustees, including all of the Trustees that are not "interested persons" of the Trust (the "Independent Trustees"), approved the Essex Agreement. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Essex Agreement.

The Trustees reviewed materials relating to Essex's operations, personnel, investment philosophy, strategies and techniques, including biographical information on portfolio management and other professional staff, fee and performance information for other mutual funds managed by Essex, including another series of the Trust, and descriptions of investment philosophies, strategies and techniques, organizational and management structures and brokerage policies and practices. The Trustees also took into account their deliberations and conclusions with respect to the most recent continuation of a subadvisory agreement between the Trust and the Manager on behalf of another series of the Trust for which Essex also serves as subadvisor, which occurred in June 2003. At the meeting on December 19, 2003, the Trustees received a report from the Manager regarding its due diligence with respect to Essex covering matters such as compliance, financial condition, personnel, performance and investment approach (including consistency of investment approach). At the same meeting, the Trustees also received a presentation from Essex addressing similar matters. In the course of their deliberations regarding the Essex Agreement, the Trustees evaluated, among other things: (i) the services to be rendered by Essex; (ii) the qualification and experience of personnel at Essex that would have primary responsibility for managing the assets of the Fund allocated to Essex; (iii) Essex's compliance programs, including those related to personal investing; (iv) (a) the particular investment strategy that Essex would employ in managing Fund assets (its "Investment Strategy"), and (b)
Essex's performance in managing accounts of its other advisory clients that have hired Essex to employ the Investment Strategy;
(v) the likelihood that Essex would execute its Investment Strategy consistently over time; (vi) how Essex's Investment Strategy would complement the Investment Strategies of the Fund's other Subadvisors; (vii) the process by which the Manager considered and reviewed alternative subadvisory candidates and ultimately concluded that Essex was the most appropriate candidate for the Fund; (viii) the lower fee payable to Essex under the Essex Agreement; and (ix) the substantial similarity (in all other respects) of the Essex Agreement to the Pilgrim Agreement. In addition, the Trustees considered that the Manager has agreed to waive a portion of its fee for the duration of the Essex Agreement in an amount equal to the difference between the amount actually payable under the Essex Agreement and the amount that would be payable if the fee rate for the Essex Agreement were the same as the fee rate for the Pilgrim Agreement, which in turn is likely to result in a savings for shareholders of the Fund. The Trustees also considered that the Manager will bear the cost of obtaining shareholder approval of the Essex Agreement to the extent such costs exceed the cost of preparing and mailing an information statement with respect to an unaffiliated subadvisor. The Trustees considered all of the foregoing information and factors, no one of which was determinative on its own, in reaching the conclusions below.

The Trustees reached the following conclusions regarding the Essex Agreement, among others: (a) Essex is qualified to manage its allocation of the Fund's assets in accordance with its investment objectives and policies; (b) Essex maintains appropriate compliance programs; (c) Essex's Investment Strategy is appropriate for pursuing the Fund's investment objective;
(d) Essex's Investment Strategy complements that of the Fund's other Subadvisors; (e) Essex is likely to execute its Investment Strategy consistently over time; and (f) the Fund's advisory fees are reasonable in relation to those of similar funds and to the services to be provided by Essex.

On the basis of the foregoing, the Trustees, including a majority of the Independent Trustees, determined that approval of the Essex Agreement would be in the interests of the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF THE PROPOSAL.


		     ADDITIONAL INFORMATION
		     ======================

Solicitation of Proxies
-----------------------
Representatives of the Manager may solicit proxies by telephone, letter or personally and will receive no additional compensation for these services. The Trust may also use one or more proxy solicitation firms to assist with the mailing and tabulation effort and any special personal solicitation of proxies. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by the Fund for their reasonable expenses in sending proxy material to beneficial owners of shares of the Fund. The cost of the solicitation of proxies will be borne by the Manager. The cost of preparing, printing and mailing the enclosed proxy card and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or facsimile will be paid by the Fund, except that to the extent such costs exceed the cost of preparing and mailing an information statement with respect to a new subadvisory agreement with an unaffiliated subadvisor, the excess costs will be borne by the Manager.

As the Meeting date approaches, shareholders who have not voted their proxy may receive a telephone call asking them to vote. In all cases where a telephonic proxy is solicited, shareholders will be asked to give their full name, social security number or employer identification number, address, title (if applicable) and the number of shares owned, and to confirm that they have received the proxy materials in the mail.

If a shareholder wishes to participate in the Meeting, and does not wish to authorize the execution of a proxy by telephone, mail or internet, the shareholder may vote at the Meeting in person.

If you require additional information regarding the proxy or replacement proxy cards, please call The Managers Funds toll free at (800)835-3879. Any proxy given by a shareholder, whether in writing or by telephone, is revocable until voted at the Meeting.

Financial Information
---------------------
The Fund's most recent Annual Reports and Semi-Annual Reports are available upon request, without charge, by writing to The
Managers Funds,40 Richards Avenue, Norwalk, Connecticut 06854, or by calling (800)835-3879, or by visiting our website at www.managersfunds.com.

Principal Holders and Management Ownership
------------------------------------------
Exhibit B contains information about the record or beneficial ownership by management and shareholders of five percent (5%) or more of the Fund's outstanding shares, as of the record date.

Shareholder Proposals
---------------------
The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

Other Matters to Come Before the Meeting
----------------------------------------
The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting.
If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

THE TRUSTEES RECOMMEND APPROVAL OF THE PROPOSAL. ANY UNMARKED
PROXIES WITHOUT INSTRUCTIONS TO THE CONTRARY WILL BE VOTED IN
FAVOR OF APPROVAL OF THE PROPOSAL.


January 30, 2004

By Order of the Trustees,

/s/ Donald S. Rumery
--------------------
Donald S. Rumery

Secretary

			     EXHIBIT A

		  PROPOSED SUBADVISORY AGREEMENT
		  ==============================

Attention: 	______________________________

Re: 		Subadvisory Agreement

Managers Special Equity Fund (the "Fund") is a series of a
Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUBADVISOR
------------------------------
The Manager, being duly authorized, hereby appoints and employs Essex Investment Management Company, LLC ("Subadvisor") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. PORTFOLIO MANAGEMENT DUTIES
------------------------------
  (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and
  Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus"). The
  Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust.
  The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

  (b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

  (c) The Subadvisor shall provide the Trust's Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust 's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

  (d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the

  Manager to assist the Manager in its compliance review program.

  (e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

  (a) In doing so, the Subadvisor's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934,as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor's overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

  (b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the

  Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

  (c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Subadvisors.

4. INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND TO THE
   SUBADVISOR
---------------------------------------------------------------
  (a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

  (b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates:
  (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

  (c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION.
----------------
The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUBADVISOR.
-------------------------------------------------
The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE.
-------------------
The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT.
--------------
This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2 (a) (9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT.
-------------
This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM.
------------------------
This Agreement shall become effective on December 22, 2003 and shall continue in effect until July 1, 2005. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION.
----------------
This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust,
(ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. INTERIM CONTRACT PROVISIONS. Notwithstanding any other provision of this agreement:
-------------------------------------------------------------
(a) Prior to this Agreement being approved by a vote of a majority of the Fund's outstanding voting securities in accordance with the 1940 Act: (i)in no event shall compensation paid to the Subadvisor with respect to the Fund hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act; and (ii) all fees payable to the Subadvisor with respect to the Fund hereunder shall be held in an interest-bearing escrow account with the Fund's custodian or a bank (the "Escrow Account"). Funds held in the Escrow Account, including interest earned, shall be paid to the Subadvisor promptly after approval of this Agreement by the vote of a majority of the Fund's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

(b) If this Agreement is not approved by a vote of a majority of the Fund's outstanding voting securities within the time period stated above in (a), (i) this Agreement shall immediately terminate; and (ii) the Subadvisor shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs incurred by the Subadvisor in performing its duties with respect to the Fund under this Agreement prior to such termination plus any interest earned on that amount, and (b) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

14. APPLICABLE LAW.
-------------------
The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

           [Remainder of page left blank intentionally]

THE MANAGERS FUNDS LLC

BY: 	______________________________
	Peter M. Lebovitz
	President and CEO

DATE: 	________________



Accepted:

ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

BY: 		______________________
Name:

Title:		______________________

DATE: 		______________________


Acknowledged:

THE MANAGERS FUNDS

BY: 	____________________________________
	Peter M. Lebovitz
	President

DATE: 	________________

SCHEDULES:	A. Fee Schedule.

				SCHEDULE A
				-----------
SUBADVISOR FEE
--------------
For services provided to the Fund Account, The Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50% of the first $100 million in average net assets in the Fund account during the quarter and 0.40% on amounts greater than $100 million in average net assets. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

			      EXHIBIT B
			      =========

	     Principal Holders and Management Ownership
	     ------------------------------------------

Principal Holders of Securities
-------------------------------
As of January 14,2004, the following persons or entities owned of record more than 5% of the outstanding shares of the Fund:


Name and Address 				No. Shares 		Percentage
----------------				----------		----------
Charles Schwab &Co., Inc.			10,148,331 		   24%
101 Montgomery Street
San Francisco, CA 94104-4122

National Financial Services Corp.	 	 3,777,114 		    9%
200 Liberty Street
New York NY 10008-3751

Fidelity Investments Inst. Ops.	 		 3,504,244 		    8%
100 Magellan Way
Covington, KY 41015-1999

Vanguard Fiduciary Trust Co.		 	 2,778,830 		    6%
P.O. Box 2600
Valley Forge, PA 19482-2600


Except as noted above, the Trust did not know of any person who, as of January 14, 2004, beneficially owned more than 5%or more of the outstanding shares of the Fund.


Management Ownership
--------------------
As of January 14, 2004, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

Since the beginning of fiscal year 2003, no Trustee has purchased or sold securities of the Manager, Essex or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Essex or any of their respective parents or subsidiaries.

			[BALLOT CARD]


		  [THE MANAGERS FUNDS LOGO]

		     40 Richards Avenue
		   Norwalk, CT 06854-2325

		Managers Special Equity Fund
		----------------------------


Control Number:  999 999 999 999 99

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Galan G. Daukas and Donald S. Rumery, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Managers Special Equity Fund, a series of the Managers Funds, standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders to be held March 4, 2004 at 10:00 a.m. or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR THE PROPOSAL LISTED ON THE REVERSE SIDE AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.


You can also vote your proxy by faxing it to us at (203) 831-4120, by calling
(800) 690-6903 and recording your vote by telephone, or on the internet at www.proxyvote.com.


Signature:  ____________________	Date: __________


Signature:  ____________________	Date: __________


Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE FILL IN ONE OF THE BOXES AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X]



The Board of Trustees recommends a vote FOR the Proposal.

					FOR	AGAINST	ABSTAIN
					----	------- -------
1.  Approve a Sub-Advisory
    Agreement between The Managers 	[  ]	  [  ]	  [  ]
    Funds LLC and Essex Investment
    Management Company, LLC.





	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


	     PLEASE SIGN AND DATE ON THE REVERSE SIDE.